Exhibit 99.1

Pyxis Oncology Expands Board of Directors with Appointment of Michael A. Metzger

June 10, 2024

BOSTON, Mass., June 10, 2024 (GLOBE NEWSWIRE) – Pyxis Oncology, Inc. (Nasdaq: “PYXS”), a clinical stage company focused on developing next generation therapeutics to target difficult-to-treat cancers, today announced the appointment of Michael A. Metzger to its Board of Directors, effective June 10, 2024. Mr. Metzger has over 25 years of experience in the biopharmaceutical sector, currently serving as Chief Executive Officer and as a member of the Board of Directors of Syndax Pharmaceuticals, Inc. (Nasdaq: SNDX) since 2015.

“We are delighted to have Michael, a proven leader in our industry with a robust track record of success, join the board,” said Lara S. Sullivan, M.D., President and Chief Executive Officer of Pyxis Oncology. “As Pyxis Oncology continues to grow, empowered by our novel approach to developing antibody-drug conjugates (ADCs), Michael’s deep knowledge of the biopharmaceutical landscape and experience building companies that drive innovation will be invaluable.”

“Pyxis Oncology’s novel ADC approach and impressive pipeline comprised of next-generation therapeutics are aimed to target difficult-to-treat cancers and improve the quality of life of patients,” said Mr. Metzger. “I look forward to working with the deeply experienced board and leadership team assembled at Pyxis Oncology to further advance the Company’s mission of improving outcomes for patients with cancer.”

Before joining Syndax, Mr. Metzger served in multiple senior leadership roles within the biopharmaceutical industry including CEO of Regado Biosciences leading to its merger with Tobira Therapeutics and sale to Allergan, COO of Mersana Therapeutics and senior business development roles at Forest Laboratories. Michael most recently served on the board of CTI Biopharma Corp., a publicly traded biopharmaceutical company which was acquired by SOBI AB in 2023. Mr. Metzger received a B.A. from George Washington University and an M.B.A. in finance from the New York University Stern School of Business.

About Pyxis Oncology, Inc.

Pyxis Oncology, Inc. is a clinical stage company focused on defeating difficult-to-treat cancers. The company is efficiently building next generation therapeutics that hold the potential for mono and combination therapies. PYX-201, an antibody-drug conjugate (ADC) that uniquely targets EDB+FN within the tumor stroma, and PYX-106, a fully human Siglec-15-targeting antibody designed to block suppression of T-cell proliferation and function, are being evaluated in ongoing Phase 1 clinical studies in multiple types of solid tumors. Pyxis Oncology’s therapeutic candidates are designed to directly kill tumor cells and to address the underlying pathologies created by cancer that enable its uncontrollable proliferation and immune evasion. Pyxis Oncology’s ADC and immuno-oncology (IO) programs employ novel and emerging strategies to target a broad range of solid tumors resistant to current standards of care. To learn more, visit www.pyxisoncology.com or follow us on Twitter and LinkedIn.

Forward Looking Statements

This press release contains forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 and other federal securities laws. These statements are often identified by the use of words such as “on track,” “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “to be,” “will,” “would,” or the negative or plural of these words, or similar expressions or variations, although not all forward-looking statements contain these words. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur and actual results could differ materially from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those identified herein, and those discussed in the section titled “Risk Factors” set forth in the Company’s Annual Report on Form 10-K filed for the year ended December 31, 2023 with SEC on March 21, 2024, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 and our other filings, each of which is on file with the Securities and Exchange Commission. These risks are not exhaustive. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. In addition, statements that

“we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date hereof and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

Pyxis Oncology Contact

Pamela Connealy

CFO and COO

ir@pyxisoncology.com

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